UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 24, 2006 (April 23, 2006)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-31470	33-0430755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street, Suite 3100

Houston, Texas 77002

(Address of principal executive offices including Zip Code)

(713) 579-6000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Plains Exploration & Production Company (“PXP”) issued a press release announcing that it has entered into a definitive agreement to acquire Stone Energy Corporation (“Stone”) in a stock for stock transaction valued at approximately $1.46 billion, based on PXP’s closing price on April 21, 2006. If completed, PXP will issue approximately 34.5 million shares to Stone stockholders and assume $483 million of debt net of cash (as of December 31, 2005). Under the terms of the transaction, Stone stockholders would receive 1.25 shares of PXP’s common stock for each share of Stone common stock. The Stone acquisition is expected to close in the third quarter of 2006.

Merger Agreement

The Agreement and Plan of Merger dated as of April 23, 2006 (the “Merger Agreement”) by and among Stone, PXP and Plains Acquisition Corporation (“Plains Acquisition”), a wholly-owned subsidiary of PXP, contemplates a merger (the “Merger”) whereby Plains Acquisition will be merged with and into Stone, with Stone becoming a wholly-owned subsidiary of PXP, and each outstanding share of common stock of Stone will be converted into the right to receive 1.25 shares of PXP common stock.

The Merger Agreement has been approved by the boards of directors of both PXP and Stone. The Merger is subject to Stone’s stockholders approving the Merger and to PXP’s stockholders approving the issuance of shares of PXP stock to be used as merger consideration, as well as other customary closing conditions.

Stone and PXP have each agreed to certain covenants in the Merger Agreement. Among other covenants, Stone has agreed, subject to certain exceptions to permit Stone’s board of directors to comply with its fiduciary duties, not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into a Target Acquisition Proposal (as defined in the Merger Agreement).

The Merger Agreement also contains representations and warranties that the parties have made to each other as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the merger described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed between those parties, including being qualified by disclosures between those parties. Those representations and warranties may have been made to allocate risks among the parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, those representations and warranties may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure letters that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in PXP’s or Stone’s public disclosures.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which PXP intends to file as an exhibit to a later filing with the SEC.

Item 8.01	Other Items

On April 24, 2006, PXP issued a press release relating to the Merger Agreement and its restructuring of its hedge position. A copy of that press release is furnished as Exhibit 99.1 hereto.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, PXP and Stone expect to file a joint proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT PXP, STONE AND THE ACQUISITION. A definitive joint proxy statement/prospectus will be sent to security holders of PXP and Stone seeking their approval of the acquisition. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by PXP and Stone with the SEC at the SEC’s website at www.sec.gov.

The definitive joint proxy statement/prospectus and other relevant documents relating to PXP may also be obtained for free from PXP by directing a request to Plains Exploration & Production Company, 700 Milam, Suite 3100, Houston, Texas 77002, Attention: Joanna Pankey; Telephone: (713) 579-6000, Email: jpankey@plainsxp.com.

The definitive joint proxy statement/prospectus and other relevant documents relating to Stone may also be obtained for free from Stone by directing a request to Stone Energy Corporation, 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, Attention: Kenneth Beer; Telephone: (337) 237-0410, Email: cfo@stoneenergy.com.

PXP, its directors, executive officers and certain members of management and employees may be deemed to be “participants in the solicitation of” proxies from PXP’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.

Stone, its directors, executive officers and certain members of management and employees may be deemed to be “participants in the solicitation of” proxies from Stone’s stockholders in connection with the acquisition. Information regarding such persons and a description of their interests in the acquisition will be contained in the joint proxy statement/prospectus when it is filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Press Release dated April 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY (Registrant)

Dated: April 24, 2006	By:	/s/ JOHN F. WOMBWELL
	Name:	John F. Wombwell
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release dated April 24, 2006.